Exhibit 2.1

Wyoming Secretary of State

2020 Carey Avenue

Suite 700

Cheyenne, WY 82002-0020

Ph. 307-777-7311

Profit Corporation

Articles of Organization

I.	The name of the corporation is: Atomic Studios, Inc.

II.	The name and physical address of the registered agent of the corporation is:

INCPARADISE INC.
1611 E 2nd St

Casper, WY 82601

III.	The mailing address of the corporation is:

1140 Highland Ave #222

Manhattan Beach, CA 90266

IV.	The principal office address of the corporation is:

1140 Highland Ave #222

Manhattan Beach, CA 90266

V.	The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	20,000,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	1,000,000,000	Preferred Par Value:	$0.0001

V.	The name and address of each incorporator is as follows:

John Lux

1629 K Street, Suite 300; Washington, DC 20006

VII.	19,500,000,000 Shares of Class A Common with Par Value $0.0001 per share
500,000,000 shares of Class B Common with Par Value $0.0001 per share

1,000,000,000 Shares of Preferred Stock with Par Value $0.0001 per share

Signature: /s/ John Lux                          Date: 07/02/2019

Print Name: John Lux

Title: Incorporator

Email: info@incparadise.com

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Consent to Appointment by Registered Agent

INCPARADISE INC., whose registered office is located at 1611 E 2nd St, Casper, WY 82601, voluntarily consented to serve as the registered agent for Atomic Studios, Inc and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: /s/ John Lux                          Date: 07/02/2019

Print Name: John Lux

Title: Incorporator

Email: info@incparadise.com

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STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Atomic Studios, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 2nd day of July, 2019 at 3:39 PM.

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